UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 21, 2009

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective April 16, 2009, the Company entered into the third amendment  (the “Amendment”), dated April 14,2009, to its Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of June 8, 2007, as amended on December 10, 2008, to change the interest rate structure and the amortization schedule and to replace preexisting minimum EBITDA and interest coverage covenants with a fixed charge ratio test.  The leverage ratio test was also amended.  The Amendment is attached hereto as Exhibit 10.47.  The following summary is not complete but is qualified in its entirety to this exhibit.

Pursuant to the Amendment, the term loan bears interest at the Company’s option, at either a period-based London Interbank Offered Rate (“LIBOR”) plus a spread ranging from 3.25% to 4.00%, or the Base Rate plus a spread ranging from 1.75% to 2.50%.  The Base Rate is determined from the greater of the prime rate, the Federal Funds rate plus 0.50% or the LIBOR Rate plus 1.00% (the “Base Rate”).  Revolving loans are priced at the Base Rate.  The Company is also required to pay a non-use fee of 0.50% per annum on the unused portion of the revolving loans and letter of credit fees of 3.25% to 4.00% per annum.  The interest rate spread in the case of LIBOR and Base Rate loans and the payment of the non-use fees and the letter of credit fees is dependent on the Company’s Ratio of Total Debt to EBITDA (as defined in the Credit Agreement).  If the Company fails to deliver required financial statements and compliance certifications, all of the above interest rates reset to the maximums indicated until five days following the date such statements and certifications are submitted.  The interest rates will not be reduced if an event of default exists.

In addition, under the Amendment, the mandatory payment schedule requires that unless sooner repaid in whole or part pursuant to the terms of the Credit Agreement, the outstanding principal balance of the term loan is to be repaid in installments of $1.0 million on each of March 31, June 30 and September 30 and $7.0 million on December 31 for all periods after the date of the Amendment, with a final payment being made on the maturity date thereof.

The Company incurred $263,000 in issuance costs associated with this Amendment, which will be amortized over the remainder of the life of the loan in addition to fees that are currently being amortized.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

10.47	Third Amendment to that certain Second Amended and Restated Credit Agreement, among the Company, the financial institutions that are or may from time to time become parties thereto and Bank of America, N.A., successor to LaSalle Bank National Association, as administrative agent and arranger for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/Dale Heins
Dale Heins Senior Vice President, Finance, Chief Financial Officer and Treasurer

April 21, 2009